Exhibit 10.1
GSI COMMERCE, INC.
1996 EQUITY INCENTIVE PLAN
(amended and restated as of March 5, 2008)
1. Purpose
     The purpose of the GSI Commerce, Inc. Equity Incentive Plan (the “Plan”) is to promote the long-term retention of key employees of GSI Commerce, Inc., (“GSI”) and its current and future subsidiaries (collectively, the “Company”) and other persons who are in a position to make significant contributions to the success of the Company, to further reward these employees and other persons for their contributions to the Company’s growth and expansion, to provide additional incentive to these employees and other persons to continue to make similar contributions in the future, and to further align the interests of these employees and other persons with those of GSI’s stockholders. These purposes will be achieved by granting to such employees and other persons, in accordance with the provisions of this Plan, Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards, for shares of GSI’s common stock, $0.01 par value per share (“Common Stock”), or Loans or Supplemental Grants, or combinations thereof (“Awards”).
2. Aggregate Number of Shares
     2.1 The aggregate number of shares of Common Stock for which Awards may be granted under the Plan will be 9,500,000 shares with an individual limit of 1,000,000 shares per year for each Employee (as defined below) covered by Section 162(m) of the Code (as defined below); provided, however, that the aggregate maximum number of shares of Common Stock that may be issued as ISOs (as defined in Section 5.1(a)) shall be 9,500,000 shares of Common Stock. Notwithstanding the foregoing, if there is any change in the capitalization of GSI, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board of Directors (the “Board”) of GSI deems, in its sole discretion, to be similar circumstances, the aggregate number and/or kind of shares for which Awards may be granted under the Plan shall be appropriately adjusted in a manner determined by the Board. No fractional shares of Common Stock will be delivered under the Plan.
     2.2 Treasury shares, reacquired shares and unissued shares of Common Stock may be used for purposes of the Plan, at GSI’s sole discretion.
     2.3 Shares of Common Stock that were issuable pursuant to an Award that has been forfeited, cancelled, exchanged, surrendered or terminated but with respect to which such Award had not been exercised or otherwise terminated without an issuance of shares, shares of Common Stock that are issued pursuant to an Award but that are subsequently forfeited and shares of Common Stock that were issuable pursuant to an Award that was payable in Common Stock or cash but that was satisfied in cash, shall be available for future Awards under the Plan. If the exercise price of any Option is satisfied by a Participant’s tender of shares of Company Stock to the Company (by actual delivery or attestation), only the number of shares of Company Stock issued net of any shares so tendered will be deemed issued to the Participant. If, however, shares of Common Stock are not issued to a Participant because such shares otherwise issuable upon the exercise of an Option instead are used to satisfy an applicable tax withholding requirement or other obligation to the Company in connection with the exercise of an Option, then such shares will be deemed to have been issued to the Participant and will not be available for Awards under the Plan.
3. Eligible Employees and Participants
     3.1 All current and future key employees of the Company, including officers and directors who are employed by the Company (“Employees”), and all other persons, including directors of the Company who are not Employees, who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, shall be eligible to receive Awards under the Plan. No eligible Employee or other person (a “Participant”) shall have any right to receive an Award except as expressly provided in the Plan.
     3.2 The Participants who shall actually receive Awards under the Plan shall be determined by the Board in its sole discretion. In making such determinations, the Board shall consider the positions and responsibilities of eligible Employees and other persons, their past performance and contributions to the Company’s growth and expansion, the value of their services to the Company, the difficulty of finding qualified replacements, and such other factors as the Board deems pertinent in its sole discretion.
4. Administration
     4.1 The Plan shall be administered by the Board. The Board may delegate all or any portion of its authority hereunder to one or more committees, each consisting of one or more members of the Board. Once appointed, such committees shall continue to serve until otherwise directed by the Board and all references in this Plan to the Board thereafter shall be to such committees. Any Awards granted to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) shall be made by a committee of two or more members of the Board, each of whom is a Non-Employee Director (as defined or interpreted for purposes of Rule 16b-3 (including amendments and successor provisions) as promulgated by the Securities and Exchange Commission pursuant to its authority under the 1934 Act (“Rule 16b-3”)) or as otherwise permitted by Rule 16b-3 and other applicable regulations. Any Awards granted to officers who are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) shall be made by a committee of two or more members of the Board, each of whom is an Outside Director (as defined or interpreted for purposes of Section 162(m) of the Code) or as otherwise permitted by Section 162(m) of the Code and other applicable regulations.
     4.2 In addition to its other authority but subject to the provisions of the Plan, the Board shall have the authority to determine, in its sole discretion, the Participants who shall be eligible to receive Awards, the Participants who shall actually receive Awards, the size of each Award, including the number of shares of Common Stock subject to the Award, the type or types of each Award, the date on which each Award shall be granted, the terms and conditions of each Award, whether to waive compliance by a Participant with any obligations to be performed by the Participant under an Award or waive any term or condition of an Award, whether to amend or cancel an existing Award in whole or in part (except that the Board may not, without the consent of the holder of an Award or unless specifically authorized by the terms of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder), and the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants.
     4.3 The Board may adopt such rules for the administration of the Plan as it deems necessary or advisable, in its sole discretion. For all purposes of the Plan, a majority of the members of the Board shall constitute a quorum, and the vote or written consent of a majority of the members of the Board on a particular matter shall constitute the act of the Board on that matter. The Board shall have the exclusive right to construe the Plan and any Award, to settle all controversies regarding the Plan or any Award, to correct defects and omissions in the Plan and in any Award, and to take such further actions as the Board deems necessary or advisable, in its sole discretion, to carry out the purpose and intent of the Plan. Such actions shall be final, binding and conclusive upon all parties concerned.
     4.4 No member of the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Board, or for any act or omission of any other member of the Board.
     4.5 All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.
5. Types of Awards
     5.1. Options.
     (a) An Option is an Award entitling the recipient on exercise thereof to purchase Common Stock at a specified exercise price. Both “incentive stock options,” as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option is hereinafter referred to as an “ISO”), and Options that are not incentive stock options (“non-ISO”), may be granted under the Plan. ISOs shall be awarded only to Employees.
     (b) The exercise price of an Option will be determined by the Board subject to the following:

          (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten percent stockholder) of the fair market value of the Common Stock subject to the ISO, determined as of the time the Option is granted. A “ten-percent stockholder” is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.
          (2) The exercise price of a non-ISO shall not be less than 100% of the fair market value of the Common Stock subject to the non-ISO, determined as of the time the non-ISO is granted, except that:
               (A) the exercise price of a non-ISO may be equal to or greater than 85% of the fair market value of the Common Stock subject to the non-ISO, if the discount is granted in lieu of a reasonable amount of cash compensation; or
               (B) the exercise price of a non-ISO granted pursuant to a Performance Award may be (i) 100% of the fair market value of the Common Stock subject to the non-ISO, determined either as of the time the Performance Award is granted or as of the time the non-ISO is granted pursuant to the Performance Award; or (ii) an amount less than such fair market value if the discount is granted in lieu of a reasonable amount of cash compensation as consideration for exceeding the goal(s) set forth in the Performance Award.
          (3) In no case may the exercise price paid for Common Stock which is part of an original issue of authorized Common Stock be less than the par value per share of the Common Stock.
          (4) The Board may reduce the exercise price of an option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.
     (c) The period during which an Option may be exercised will be determined by the Board, except that the period during which an ISO may be exercised will not exceed ten years (five years, in the case of an ISO granted to a ten-percent stockholder) from the day immediately preceding the date the Option was granted.
     (d) An Option will become exercisable at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Board and (ii) payment in full in accordance with Section 5.1(e) below for the number of shares for which the Option is exercised.
     (e) Stock purchased on exercise of an Option must be paid for as follows: (i) in cash or by check (acceptable to GSI in accordance with guidelines established for this purpose), bank draft or money order payable to the order of GSI or (ii) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Board at or after grant of the Option), (A) through the delivery of shares of Common Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise at least equal to the exercise price, or (B) by delivery of a promissory note of the Option holder to GSI, payable on such terms and conditions as the Board may determine, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to GSI sufficient funds to pay the exercise price, or (D) by any combination of the permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid other than by the Option holder’s promissory note. Any payment in shares of Common Stock will be effected by the delivery of such shares to the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, or by attestation of the ownership of such shares, together with any other documents and evidences as the Company may require.
     (f) If the market price of shares of Common Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause GSI to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Common Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.
     5.2. Stock Appreciation Rights.
     (a) A Stock Appreciation Right is an Award entitling the recipient on its exercise to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in Common Stock value. In general, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock as to which the Right is exercised, the excess of the share’s fair market value on the date of exercise over its fair market value on the date the Right was granted. However, the Board may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Board to take into account the performance of the Common Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Board may also grant Stock Appreciation Rights that provide that following a Change in Control of the Company (as defined in Section 6.3(b)) the holder of such Right will be entitled to receive, with respect to each share of Common Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Common Stock during a period preceding such Change in Control over the fair market value of a share of Common Stock on the date the Right was granted.

     (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.
     (c) When Stock Appreciation Rights are granted in tandem with Options, the following rules will apply:
          (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.
          (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.
          (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.
          (4) The Stock Appreciation Right will be transferable only with the related Option.
          (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise Price of such option.
     (d) A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such terms and conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to GSI, accompanied by any other documents required by the Board.
     5.3. Restricted and Unrestricted Stock.
     (a) A Restricted Stock Award entitles the recipient to acquire, for a purchase price not less than the par value, shares of Common Stock subject to the restrictions described in Section 5.3(d) (“Restricted Stock”).
     (b) A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to GSI accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Board.
     (c) A Participant who receives Restricted Stock shall have all the rights of a stockholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in 5.3(d) and any other conditions imposed by the Board at the time of grant. Unless the Board otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.
     (d) Except as otherwise specifically provided by the Plan or the Award, Restricted Stock may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred, and if a Participant suffers a Status Change (as defined in Section 6.1) for any reason, must be offered to GSI for purchase for the amount of cash paid for such stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.
     (e) Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock shall deliver to GSI, within ten days of the filing of such election with the Internal Revenue Service, a copy of such election.
     (f) The Board may, at the time any Award described in this Section 5 is granted, provide that any or all the Common Stock delivered pursuant to the Award will be Restricted Stock.
     (g) The Board may, in its sole discretion, approve the sale to any Participant of shares of Common Stock free of restrictions under the Plan for a price which is not less than the par value of the Common Stock.
     5.4. Deferred Stock. A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the Common Stock will take place at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock will take place. At the time any Award described in this Section 5 is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock.
     5.5. Performance Awards. A Performance Award entitles the recipient to receive, without payment, an Award or Awards described in this Section 5 (such form to be determined by the Board) following the attainment of such performance goals, during such measurement period or periods, and on such other terms and conditions, all as the Board may determine. Performance goals may be related to personal performance, corporate performance, group or departmental performance or any such other category of performance as the Board may determine. The Board shall have the authority to determine the performance goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award. The Board may determine performance goals, based on but not limited to the following: revenue, operating income, net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), net income, earnings per share, total stockholder return, cash flow, return on assets, decrease in expenses, Common Stock price, price-earnings multiple or other financial factors determined by the Board. Performance goals established by the Board may be (but need not be) different for different periods, and different performance goals may be applicable to different Participants.
     5.6. Loans and Supplemental Grants.
     (a) The Company may make a loan to a Participant (“Loan”), either in connection with the purchase of Common Stock under the Award or the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Board shall have the authority, in its sole discretion, to determine whether to make a Loan, the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the terms and conditions, if any, under which the Loan may be forgiven. In no event shall any Loan have a term (including extensions) in excess of ten years.
     (b) In connection with any Award, the Board may grant a cash award to the Participant (“Supplemental Grant”) not to exceed an amount equal to (i) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant’s income tax liabilities arising from all payments under this Section 5. Any payments under this Section 5(b) shall be made at the time the Participant incurs Federal income tax liability with respect to the Award.
6. Events Affecting Outstanding Awards
     6.1. Termination of Service by Death or Disability. If a Participant’s service relationship with the Company, whether as an Employee, director, consultant, advisor or other provider engaged by the Company to render services is interrupted or terminated (such interruption or termination being referred to as a “Status Change”) by reason of death or permanent disability (as determined by the Board), the following rules shall apply, unless otherwise determined by the Board. A change in the capacity in which the Participant renders service to the Company as an Employee, director consultant, advisor or other provider or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or its subsidiaries, shall not constitute a Status Change:
     (a) All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant or, in the case of the death of the Participant, by the Participant’s heirs, executor, administrator or other legal representative, for a period of one year after the Participant’s Status

Change. After the expiration of such one-year period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.
     (b) All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3 above.
     (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the time of such Status Change.
     6.2. Termination of Service Other Than by Death or Disability. If a Participant suffers a Status Change other than by reason of death or permanent disability (as determined by the Board), the following rules shall apply, unless otherwise determined by the Board at the time of grant of an Award:
     (a) All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant for a period of three months after the Participant’s Status Change. After the expiration of such three-month period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.
     (b) All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3 above.
     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.
     (d) A termination by the Company of a Participant’s employment with or service to the Company shall be for “Cause” only if the Participant: (i) was guilty of gross negligence or willful misconduct in the performance of his or her duties for the Company, (ii) breached or violated, in a material respect, any agreement between the Participant and the Company or any of the Company’s policy statements regarding conflicts-of-interest, insider trading or confidentiality, (iii) committed a material act of dishonesty or breach of trust, (iv) acted in a manner that was inimical or injurious, in a material respect, to the business or interests of the Company, or (v) was convicted of a felony.

     (e) For all purposes of this Section 6.2 and Section 6.3, (i) if a Participant is an Employee of a subsidiary of GSI and such subsidiary ceases to be a subsidiary of GSI, then the Participant’s employment with the Company will be deemed to have been terminated by the Company without Cause, unless the Participant is transferred to GSI or another subsidiary of GSI; (ii) the employment with the Company of a Participant who is an Employee will not be deemed to have been terminated if the Participant is transferred from GSI to a subsidiary of GSI, or vice versa, or from one subsidiary of GSI to another; and (iii) if a Participant who is an Employee terminates his or her employment with the Company following a reduction in his or her rate of compensation, then the Participant’s employment with the Company will be deemed to have been terminated by the Company without Cause.
     6.3. Change in Control
     (a) In the event of a Change in Control (as defined in Section 6.3(b)), the following rules will apply, unless otherwise expressly provided by the Board at the time of the grant of an Award:
          (1) Each outstanding Option and Stock Appreciation Right shall automatically become exercisable in full six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant’s employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent an Option or Stock Appreciation Right from becoming exercisable sooner as to Common Stock or cash that would otherwise have become available under such Option or Right during such period.
          (2) Each outstanding share of Restricted Stock shall automatically become free of all restrictions and conditions six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant’s employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any restrictions or conditions on Restricted Stock that would otherwise have lapsed during such period.
          (3) Conditions on Deferred Stock Awards, Performance Awards and Supplemental Grants which relate only to the passage of time and continued employment shall automatically terminate six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant’s employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any conditions relating to the passage of time and continued employment that would otherwise have lapsed during such period. Performance or other conditions (other than conditions relating only to the passage of time and continued employment) shall continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Board.

     (b) A “Change in Control” means: (i) the occurrence of an event that would, if known to the Company’s management, be required to be reported by the Company under Item 1(a) of Form 8-K pursuant to the 1934 Act; or (ii) the acquisition or receipt, in any manner, by any person (as defined for purposes of the 1934 Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the 1934 Act) of 50% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company; or (iii) a change in the constituency of the Board with the result that individuals (the “Incumbent Directors”) who are members of the Board on the Effective Date (as specified in Section 9) cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or (iv) the sale, exchange or other disposition of all or a significant portion of the Company’s business or assets, or the execution by the Company of a binding agreement providing for such a transaction; unless in any such case, at least a majority of the Incumbent Directors determine, prior to the occurrence of such Change in Control, that no Change in Control has or will have occurred.
7. Grant and Acceptance of Awards
     7.1. The Board’s approval of a grant of an Award under the Plan, including the names of Participants and the size of the Award, including the number of shares of Common Stock subject to the Award, shall be reflected in minutes of meetings held by the Board or in written consents signed by members of the Board. Once approved by the Board, each Award shall be evidenced by such written instrument, containing such terms as are required by the Plan and such other terms, consistent with the provisions of the Plan, as may be approved from time to time by the Board.
     7.2 Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The receipt of an Award shall not impose any obligation on the Participant to accept the Award.
     7.3. Except as specifically provided by the Plan or the instrument evidencing an Award, a Participant shall not become a stockholder of GSI until (a) the Participant makes any required payments in respect of the Common Stock issued or issuable pursuant to the Award, (b) the Participant furnishes GSI with any required agreements, certificates, letters or other instruments, and (c) the Participant actually receives the shares of Common Stock. Subject to any terms and conditions imposed by the Plan or the instrument evidencing an Award, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, a Participant shall have all rights of a stockholder with respect to shares of Common Stock, including, but not limited to, the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Board may, upon such terms and conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any and all Common Stock subject to the Participant’s Award, had such Common

Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.
     7.4. Notwithstanding any other provision of the Plan, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan (a) until all conditions to the Award have been satisfied or removed, (b) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (d) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (e) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of an Award, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If an Award is exercised by the Participant’s legal representative, the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.
8. Tax Withholding
     The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state and local withholding tax requirements (the “withholding requirements”). In the case of an Award pursuant to which Common Stock may be delivered, the Board shall have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may permit a Participant or such other person or entity to elect at such time and in such manner as the Board may determine to have the Company hold back from the shares of Common Stock to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement. If at the time an ISO is exercised, the Board determines that the Company could be liable for withholding requirements with respect to a disposition of the Common Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Common Stock received upon exercise, and (b) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

9. Stockholder Approval, Effective Date and Term of Plan
     The Plan was adopted by the Board on March 20, 1996, subject to the approval of GSI’s stockholders. The Plan was approved by GSI’s stockholders at GSI’s 1996 annual meeting of stockholders on July 8, 1996. The effective date of this Plan (“Effective Date”) is July 8, 1996, the date on which the Plan was approved by the affirmative vote of the holders of a majority of the outstanding shares of GSI’s Common Stock. No Award shall be granted more than ten years after the Effective Date. The Plan has been amended as follows:

	Date Amended by Board	Date Approved by
Nature of Amendment	of Directors	Stockholders
To increase the aggregate number of shares of Common Stock issuable under the Plan from 100,000 to 1,000,000	September 24, 1996	December 4, 1997

To increase the aggregate number of shares of Common Stock issuable under the Plan from 1,000,000 to 3,000,000	January 5, 1999	July 13, 1999

To provide that the Plan shall be administered by the Board and that the Board may delegate all or any portion of its authority under the Plan to one or more committees	November 16, 1999	N/A

To increase the aggregate number of shares of Common Stock issuable under the Plan from 3,000,000 to 4,500,000	April 18, 2000	May 25, 2000

To increase the aggregate number of shares of Common Stock issuable under the Plan from 4,500,000 to 7,500,000; to increase the number of shares which may be granted to Employees covered by Section 162(m) of the Code to 1,000,000; to amend the effect of a Status Change on outstanding Restricted Stock Awards; and to amend the definitions of “Cause” and “Change of Control”
	January 4, 2001	May 24, 2001

	Date Amended by Board	Date Approved by
Nature of Amendment	of Directors	Stockholders
To increase the aggregate number of shares of Common Stock issuable under the Plan from 7,500,000 to 8,500,000; to limit the number of ISOs issuable to 8,500,000; to provide a list of examples of performance goals that the Board may determine in connection with any Performance Awards; and to permit the forfeiture of certain payments in the event such payments constitute a “parachute payment” in certain instances.
	July 29, 2003	September 5, 2003

To increase the aggregate number of shares of Common Stock issuable under the Plan from 8,500,000 to 9,500,000; and to limit the number of ISO’s issuable to 9,500,000.	May 11, 2004	July 29, 2004

To provide that any outstanding Awards shall be consistent with Sections 409A or 424 of the Code, to the extent applicable.	March 5, 2008	N/A

10. Effect, Amendment, Suspension and Termination
     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to Employees or other persons or entities. The Board reserves the right, at any time and from time to time, to amend the Plan in any way, or to suspend or terminate the Plan, effective as of the date specified by the Board when it takes such action, which date may be before or after the date the Board takes such action; provided that any such action shall not affect any Awards granted before the actual date on which such action is taken by the Board; and further provided that the approval of GSI’s stockholders shall be required whenever necessary for the Plan to continue to satisfy the conditions of Rule 16b-3 under the 1934 Act, Section 422 of the Code with respect to the award of ISOs (unless the Board determines that ISOs shall no longer be granted under the Plan), any bylaw, rule or regulation of the market system or stock exchange on which GSI’s Common Stock is then listed or admitted to trading, or any other applicable law, rule or regulation.
11. Other Provisions
     11.1 Nothing contained in the Plan or any Award shall confer upon any Employee or other Participant the right to continue in the employ of, or to continue to provide service to, the Company or any affiliated person, or interfere in any way with the right of the Company or any affiliated person to terminate the employment or service of any Employee or other Participant for any reason.
     11.2 Corporate action constituting an offer by GSI of Common Stock to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.
     11.3 None of a Participant’s rights under any Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. The foregoing shall not, however, restrict a Participant’s rights with respect to Unrestricted Stock or the outright transfer of cash, nor shall it restrict the ability of a Participant’s heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant.
     11.4 The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware. The headings of the Sections of the Plan are for convenience of reference only and shall not affect the interpretation of the Plan. All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits. If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be unaffected.
     11.5 All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid. Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence. Notices to the Company or the Board shall be delivered or sent to GSI’s headquarters to the attention of its Chief Financial Officer and its General Counsel. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent.
     11.6. If there is any change in the capitalization of the Company, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board deems, in its sole discretion, to be similar circumstances, the Board shall make such adjustments to the number and/or kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to such Awards and any other provision of such Awards affected by such change, as the Board may determine in its sole discretion. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, as the Board may determine in its sole discretion; provided, however, in case of any consolidation of the Company with, or merger of the Company into, any other person; any merger of another person into the Company; or any sale or transfer of all or substantially all of the assets of the Company, unless the Participant and the Company agree otherwise in writing, Awards to purchase and/or receive Common Stock shall automatically at the effective time of such consolidation, merger, sale or transfer become Awards to purchase and/or receive the kind and amount (if any) of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a Participant with respect to the number of shares of Common Stock of the Company into which such Award might have been exercised immediately prior to such consolidation, merger, sale or transfer. Any adjustments to outstanding Awards shall be consistent with Sections 409A or 424 of the Code, to the extent applicable.
     11.7. Any payment under an Award, may be paid at the discretion of the Board, according to a deferred payment or other arrangement with the Participant.
     11.8 Unless otherwise agreed upon in writing by the Company and a Participant, in the event that the Company’s independent auditors determine that any payment, benefit or transfer by the Company under the Plan to or for the benefit of a Participant pursuant to a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as

amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of Awards; reduction of employee benefits. In the event that acceleration of vesting of Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s Awards unless the Participant elects in writing a different order for cancellation.
     The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.
     The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Participant within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Company or the Participant) or such other time as requested by the Company or the Participant. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.
     11.9. In any case that a Participant purchases Common Stock under an Award for a price equal to the par value of the Common Stock, the Board may determine, in its sole discretion, that such price has been satisfied by past services rendered by the Participant.
     11.10. For the purposes of the Plan and any Award granted hereunder, unless otherwise determined by the Board, the term “fair market value” of Common Stock on a specified date shall mean the last sale price for one share of Common Stock on the last trading day on or before the specified date, as reported on the Nasdaq Stock Market, or on such other market system or stock exchange on which GSI’s Common Stock is then listed or admitted to trading, or, if the foregoing does not apply, the market value determined by the Board.
     11.11 Except as otherwise indicated, the term “person,” as used in the Plan shall include individuals, corporations, partnerships, trusts, estates, limited liability companies and partnerships and any other type of entity.
     THE UNDERSIGNED CERTIFIES THAT THE AMENDMENT AND RESTATEMENT OF THIS PLAN WAS DULY APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF GSI COMMERCE, INC. PURSUANT TO THE BOARD OF DIRECTORS DATED THE 5th DAY OF MARCH, 2008.

By:	/s/ Arthur H. Miller
Arthur H. Miller
Secretary